EX-99.23.j
                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the use of our report dated September 1, 2000 and to all references to our firm included in or made a part of this Post-Effective Amendment No. 11 to the Registration Statement for Analysts Investment Trust.



/s/
---------------------
Berge & Company LTD.
November 28, 2000